As filed with the Securities and Exchange Commission on December 16, 1998
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Wave Systems Corp.
             (Exact name of registrant as specified in its charter)

                 Delaware                        13-3477246
      (State or other jurisdiction of          (I.R.S. Employer
       incorporation or organization)         Identification No.)



               480 Pleasant Street
               Lee, Massachusetts                    01238
     (Address of principal executive offices)     (Zip code)



                               Wave Systems Corp.
                             1994 Stock Option Plan
                            (Full title of the plan)

                                 Steven Sprague
                      President and Chief Operating Officer
                               Wave Systems Corp.
                               480 Pleasant Street
                            Lee, Massachusetts 01238
                     (Name and address of agent for service)

                                 (413) 243-1600
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

=========================================================================================

     Title of         Proposed Maximum  Proposed Maximum   Proposed Maximum   Amount of
 Securities to be      Amount to be      Offering Price       Aggregate     Registration
   Registered            Registered       Per Share(1)     Offering Price(1)      Fee
-------------------- ----------------- ---------------- ------------------  -------------
Class A Common Stock,    6,000,000
$.01 par value-----       Shares       $         3.87   $      23,200,000     $    6,456
-----------------------------------------------------------------------------------------
(1) Estimated solely  for the purpose of computing the registration fee pursuant to  Rule
457,  based  on  the  average  of  the  bid  and   ask   prices   on the Over-the-Counter
Bulletin Board on December 9, 1998.
=========================================================================================

                           INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 relates to the registration of additional shares reserved for issuance under the registrant's 1994 Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 (Registration Nos. 33-97612 and 333-11611) filed with the Securities and Exchange Commission and effective on October 5, 1995 and September 9, 1996, respectively, are hereby incorporated by reference herein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of December, 1998.


                                            Wave Systems Corp.

                                            By:    /s/ Peter J. Sprague
                                            -----------------------------------
                                            Name:  Peter J. Sprague
                                            Title: Chairman and Chief Executive
                                                   Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                          Title                          Date

      /s/ Peter J. Sprague            Chairman and Chief Executive      December 15, 1998
 ------------------------------       Officer
          Peter J. Sprague


     /s/  Gerard T. Feeney            Chief Financial Officer and       December 15, 1998
 ------------------------------       Principal Accounting Officer
          Gerard T. Feeney

     /s/  Steven Sprague              President, Chief Operating        December 15, 1998
 ------------------------------       Officer and Director
          Steven Sprague

     /s/  John E. Bagalay, Jr.        Director                          December 15, 1998
 ------------------------------
          John E. Bagalay, Jr.


     /s/  Philippe Bertin             Director                          December 15, 1998
 ------------------------------
          Philippe Bertin

     /s/  George Gilder               Director                          December 15, 1998
 ------------------------------
          George Gilder

     /s/  John E. McConnaughy, Jr.    Director                          December 15, 1998
 ------------------------------
          John E. McConnaughy, Jr.

                               Index to Exhibits

Exhibit No.         Description of Exhibit

   5           Opinion of Curtis, Mallet-Prevost, Colt & Mosle

   23.1        Consent of KPMG Peat Marwick LLP

   23.2        Consent of Curtis, Mallet-Prevost, Colt & Mosle (included in Exhibit 5)